Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 10, 2002, included in Coldwater Creek Inc.’s Form 8-K for the year ended March 2, 2002 into Coldwater Creek Inc.’s previously filed Registration Statement on Form S-8 (File No. 333-82260); the Registration Statement on Form S-8 (File No. 333-60099) and the Registration Statement on Form S-8 (File No. 333-31699).

/S/    ARTHUR ANDERSEN LLP

Boise, Idaho
April 25, 2002